EXHIBIT 99.1
1st Mariner Bancorp Reports 4th Quarter 2010 Results

Baltimore, MD (January 31, 2011) – 1st Mariner Bancorp (NASDAQ: FMAR), parent company of 1st Mariner Bank, reported a pre-tax net loss of $3.5 million for the fourth quarter of 2010, an improvement of $3.0 million over a pre-tax net loss of $6.5 million for the fourth quarter of 2009. For year ended December 31, 2010, the Company reported a pre-tax net loss of $26.8 million, which was a $2.6 million increase over 2009’s pre-tax net loss of $24.1 million. Additionally, the Company reported that it established a valuation allowance on its deferred tax assets in the fourth quarter resulting in a net charge to income tax expense of $29.9. The Company reported an after tax net loss of $33.4 million for the fourth quarter compared to an after tax loss of $3.8 million in the fourth quarter of 2009 and an after tax net loss of $46.1 million for the year ended December 31, 2010 compared to an after tax net loss of $22.3 million for 2009.

The Company noted that the establishment of the valuation allowance on the deferred tax assets does not preclude the Company from realizing these assets in the future, and the valuation allowance complies with FASB accounting standards. Importantly, the regulatory capital ratios of 1st Mariner Bank were not significantly impacted as most of the Company’s deferred tax assets were excluded from its regulatory capital ratios in prior periods. After giving effect to the charge to income taxes, the capital ratios of 1st Mariner Bank, 1st Mariner’s largest subsidiary, were as follows: Total Risk Based Capital 8.1%; Tier 1 Risk Based Capital 6.8%; and Tier 1 Leverage Ratio 4.8%.

 Edwin F. Hale, Sr., 1st Mariner’s Chairman and Chief Executive Officer, said, “We improved our pretax operating results by $3.0 million in the fourth quarter of 2010 versus the fourth quarter of 2009, however the recording of the valuation allowance did impact our reported net income. We continue to work diligently to increase our capital ratios with the intent of satisfying the requirements set forth in our agreement signed with our regulators.  As we continue our efforts to increase capital, we consult regularly with our regulators and have kept them fully informed of the status of our progress.

“Excluding the negative impact of the valuation allowance on the deferred tax assets, most other measures of operating performance improved, including higher net interest income, lower net charge-offs and lower operating expenses compared to the same quarter of 2009.  Over the past year we instituted many measures to increase revenue and reduce costs that have improved operational efficiency.”

Hale concluded, “we remain focused on preserving value for our shareholders and serving our many loyal customers.”

Operating Summary

The net interest margin improved to 3.02% in the fourth quarter of 2010, compared to 2.72% in the fourth quarter of 2009. Reduced interest expense on borrowings of 64 basis points was a factor of the improvement in 2010 compared to 2009. On a year to date basis, the net interest margin improved to 2.91% in 2010 from 2.43% in 2009. For the year 2010, the margin was improved by higher yields on earning assets coupled with the reduction in interest expense.

Non-interest income decreased $900 thousand in the fourth quarter of 2010 to $5.2 million in 2010 vs. $6.1 million in 2009. Although gross mortgage banking revenue increased in 2010 over 2009, fee income overall decreased largely as a result of the implementation of new regulations that lowered deposit account service charges. Gross mortgage banking revenue was $4.0 million for the fourth quarter of 2010 and $3.4 million in the fourth quarter of 2009. Mortgage volume remained high in 2010 primarily due to low interest rates. On a year to date basis, non interest income decreased $600 thousand, from $28.3 million in 2009 to $27.7 million in 2010. Again, gross mortgage banking revenue increased from $16.1 million in 2009 to $17.5 million in 2010. However, fee income on deposit accounts decreased $1.4 million from $5.3 million in 2009 versus $3.9 million in 2010 due to new regulations.

Non-interest expenses improved as a result of the cost cutting measures that were previously put in place. Total non-interest expenses decreased from $17.0 million in the fourth quarter of 2009 to $15.8 million in the fourth quarter of 2010. On a year to date basis non-interest expenses decreased $800 thousand, with $67.0 million in 2010 compared to $67.8 million in 2009. Salaries and benefits decreased $1.0 million, with $5.8 million in the fourth quarter of 2010 versus $6.8 million in the fourth quarter of 2009.  On a year to date basis, total salaries and benefits were $25.2 million in 2010 and $26.5 million in 2009. The decrease in salaries and benefits was due to staff reductions, elimination of certain paid holidays, and branch closures.

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Total revenue for the three months ended December 31, 2010 was $13.3 million, which represents a 4% decrease over 2009’s figure of $13.8 million. On a year to date basis, total revenue was $57.6 million for 2010 which was a 4% increase over the 2009 period’s figure of $55.4 million. Decreases in non-interest income were caused by reduced fee income resulting from the implementation of new regulations. Offsetting the reduced fee income were increases in net interest income.

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 Net interest income increased to $8.1 million in the fourth quarter of 2010 compared to $7.7million in the fourth quarter of 2009. For the twelve months ended December 31, 2010, net interest income was $29.8 million, a 10% improvement over 2009’s $27.1 million. The increase is primarily due to the reduction of debt and related interest expense attributable to the Company’s exchange for and elimination of $21million in trust preferred debt securities in the first and second quarters, as well as lower costs of deposits and borrowed funds.

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Average earning assets were $1.06 billion for the fourth quarter of 2010, which was a 4.5% decrease over the fourth quarter 2009 balance of $1.11 billion. The decrease was due to a reduction in loans, investments, and interest bearing deposits.

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Net charge-offs decreased 22% during the quarter, with $2.1 million in the fourth quarter of 2010 compared to $2.7 million in the fourth quarter of 2009. For the years ended December 31, 2010 and 2009, net charge-offs were $14.8 million and $12.2 million, respectively. The provision for loan losses totaled $1.0 million for the fourth quarter of 2010, a decrease of $2.3 million over the provision of $3.3 million in the corresponding quarter last year.  For the twelve months ended December 31, the provision for loan losses was $17.3 million and $11.7 million in 2010 and 2009, respectively. The allowance for loans losses at the end of the fourth quarter of 2010 was $14.1 million, an increase of 21% over the prior year’s figure of $11.6 million. The allowance for loan losses as a percentage of total loans was increased to 1.74% as of December 31, 2010, compared to 1.31% as of December 31, 2009.

Comparing balance sheet data as of December 31, 2010 and 2009, total assets decreased to $1.31 billion, 5.0% lower than the prior year’s $1.38 billion. The decrease is primarily attributable to a $28.2 million reduction in the deferred tax assets due to a valuation allowance and decreases in loans of $78.8 million.

-	Net deferred tax assets decreased $28.2 million as a result of the establishment of the previously discussed valuation allowance.

-	Total loans outstanding decreased $78.8 million, or 9.0%, to $812.2 million as of December 31, 2010. Continued resolution of problem assets and commercial loan maturities contributed to the decrease.

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Total deposits decreased $24.6 million, or 2.2%, from $1.15 billion in 2009 to $1.12 billion as of December 31, 2010. Money market accounts decreased $32 million, from $157.9 million as of December 31, 2009 to $125.9 million as of December 31, 2010. Offsetting this decrease was an increase in Certificates of Deposit of $12.3 million. Total Certificates of Deposit were $823.6 million as of December 31, 2010 compared to $811.4 million as of December 31, 2009.

1st Mariner Bancorp is a bank holding company with total assets of $1.31 billion.  Its wholly owned banking subsidiary, 1st Mariner Bank, with total assets of $1.31 billion, operates 22 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Carroll counties in Maryland, and the City of Baltimore. 1st Mariner Mortgage, a division of 1st Mariner Bank, operates retail offices in Central Maryland and the Eastern Shore of Maryland.  1st Mariner Mortgage also operates direct marketing mortgage operations in Baltimore.  1st Mariner Bancorp’s common stock is traded on the NASDAQ Global Market under the symbol “FMAR”.  1st Mariner’s Website address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

In addition to historical information, this press release contains forward-looking statements that involve risks and uncertainties, such as statements of the Company’s plans and expectations regarding the Company’s efforts to meet regulatory capital requirements established by the Federal Reserve and the FDIC, revenue growth, anticipated expenses, profitability of mortgage banking operations, and other unknown outcomes.  The Company’s actual results could differ materially from management’s expectations.  Factors that could contribute to those differences include, but are not limited to, the Company’s ability to increase its capital levels and those of First Mariner Bank, volatility in the financial markets, changes in regulations applicable to the Company’s business,  its concentration in real estate lending, increased competition, changes in technology, particularly Internet banking, impact of interest rates, possibility of economic recession or slowdown (which could impact credit quality, adequacy of loan loss reserve and loan growth), dependency on key personnel, particularly Edwin F. Hale, Sr., Chairman of the Board of Directors and CEO of the Company Greater detail regarding these  factors is provided in the forward looking statements and  Risk Factors  sections included in the reports filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s Form 10-Q for the period ended September 30, 2010. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release, or in our SEC filings, which are accessible on our web site and at the SEC’s web site, www.sec.gov.

Contact: Mark A. Keidel – EVP/COO 410-558-4281

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the three months ended December 31,
	2010	2009	$ Change	% Change
Summary of Earnings:
Net interest income	$8,136	$7,674	462	6%
Provision for loan losses	1,000	3,300	(2,300)	-70%
Noninterest income	5,184	6,082	(898)	-15%
Noninterest expense	15,826	16,958	(1,132)	-7%
Net loss before income taxes	(3,506)	(6,502)	2,996	-46%
Income tax expense/(benefit)	29,878	(2,779)	32,657	-1175%
Net loss from continuing operations	(33,384)	(3,723)	(29,661)	797%
Net (loss)/income from discontinued operations	-	(95)	(95)	100%
Net loss	(33,384)	(3,818)	(29,566)	-774%

Profitability and Productivity:
Net interest margin	3.02%	2.72%	-	11%
Net overhead ratio	2.85%	3.25%	-	-12%
Efficiency ratio	110.66%	124.09%	-	-11%
Mortgage loan production	426,263	278,504	147,759	53%
Average deposits per branch	48,778	47,771	1,007	2%

Per Share Data:
Basic earnings per share - continuing operations	$(1.85)	$(0.58)	(1.28)	-221%
Diluted earnings per share - continuing operations	$(1.85)	$(0.58)	(1.28)	-221%
Basic earnings per share - discontinued operations	$-	$(0.01)	0.01	100%
Diluted earnings per share - discontinued operations	$-	$(0.01)	0.01	100%
Basic earnings per share	$(1.85)	$(0.59)	(1.26)	-213%
Diluted earnings per share	$(1.85)	$(0.59)	(1.26)	-213%
Book value per share	$0.24	$4.18	(3.95)	-94%
Number of shares outstanding	18,050,117	6,452,631	11,597,486	180%
Average basic number of shares	18,018,671	6,452,631	11,566,040	179%
Average diluted number of shares	18,018,671	6,452,631	11,566,040	179%

Summary of Financial Condition:
At Period End:
Assets	$1,310,137	$1,384,551	(74,414)	-5%
Investment Securities	27,630	39,024	(11,394)	-29%
Loans	812,187	890,951	(78,764)	-9%
Deposits	1,121,888	1,146,504	(24,616)	-2%
Borrowings	170,355	195,761	(25,406)	-13%
Stockholders' equity	4,246	26,987	(22,741)	-84%

Average for the period:
Assets	$1,344,643	$1,339,845	4,798	0%
Investment Securities	24,595	40,192	(15,597)	-39%
Loans	821,458	891,133	(69,674)	-8%
Deposits	1,130,280	1,104,842	25,437	2%
Borrowings	170,537	196,513	(25,976)	-13%
Stockholders' equity	39,769	31,055	8,714	28%

Capital Ratios: First Mariner Bank
Leverage	4.8%	6.2%	-	-23%
Tier 1 Capital to risk weighted assets	6.8%	7.9%	-	-14%
Total Capital to risk weighted assets	8.1%	9.1%	-	-11%

Asset Quality Statistics and Ratios:
Net Chargeoffs	2,061	2,714	(653)	-24%
Non-performing assets	72,245	57,428	14,817	26%
90 Days or more delinquent loans	2,978	9,224	(6,246)	-68%
Annualized net chargeoffs to average loans	1.00%	1.21%	-	-18%
Non-performing assets to total assets	5.51%	4.15%	-	33%
90 Days or more delinquent loans to total loans	0.37%	1.04%	-	-65%
Allowance for loan losses to total loans	1.74%	1.31%	-	33%

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the twelve months ended December 31,
	2010	2009	$ Change	% Change
Summary of Earnings:
Net interest income	$29,840	$27,112	$2,728	10%
Provision for loan losses	17,290	11,660	5,630	48%
Noninterest income	27,723	28,271	(548)	-2%
Noninterest expense	67,032	67,834	(802)	-1%
Net loss before income taxes	(26,759)	(24,111)	(2,648)	11%
Income tax expense/(benefit)	19,130	(10,887)	30,017	-276%
Net loss from continuing operations	(45,889)	(13,224)	(32,665)	247%
Net (loss)/income from discontinued operations	(200)	(9,060)	8,860	-98%
Net loss	(46,089)	(22,284)	(23,805)	107%

Profitability and Productivity:
Net interest margin	2.91%	2.43%	-	20%
Net overhead ratio	3.78%	4.06%	-	-7%
Efficiency ratio	114.60%	123.42%	-	-7%
Mortgage loan production	1,318,887	1,663,952	(345,065)	-21%
Average deposits per branch	48,778	47,771	1,007	2%

Per Share Data:
Basic earnings per share - continuing operations	$(3.11)	$(2.05)	(1.06)	52%
Diluted earnings per share - continuing operations	$(3.11)	$(2.05)	(1.06)	52%
Basic earnings per share - discontinued operations	$(0.01)	$(1.40)	1.39	-99%
Diluted earnings per share - discontinued operations	$(0.01)	$(1.40)	1.39	-99%
Basic earnings per share	$(3.12)	$(3.45)	0.33	-10%
Diluted earnings per share	$(3.12)	$(3.45)	0.33	-10%
Book value per share	$0.24	$4.18	(3.95)	-94%
Number of shares outstanding	18,050,117	6,452,631	11,597,486	180%
Average basic number of shares	14,775,646	6,452,631	8,323,015	129%
Average diluted number of shares	14,775,646	6,452,631	8,323,015	129%

Summary of Financial Condition:
At Period End:
Assets	$1,310,137	$1,384,551	(74,414)	-5%
Investment Securities	27,630	39,024	(11,394)	-29%
Loans	812,187	890,951	(78,764)	-9%
Deposits	1,121,888	1,146,504	(24,616)	-2%
Borrowings	170,355	195,761	(25,406)	-13%
Stockholders' equity	4,246	26,987	(22,741)	-84%

Average for the period:
Assets	$1,358,592	$1,315,890	42,702	3%
Investment Securities	27,705	48,274	(20,569)	-43%
Loans	852,987	889,344	(36,357)	-4%
Deposits	1,134,109	1,056,179	77,930	7%
Borrowings	176,786	213,011	(36,225)	-17%
Stockholders' equity	38,834	41,415	(2,581)	-6%

Capital Ratios: First Mariner Bank
Leverage	4.8%	6.2%	-	-23%
Tier 1 Capital to risk weighted assets	6.8%	7.9%	-	-14%
Total Capital to risk weighted assets	8.1%	9.1%	-	-11%

Asset Quality Statistics and Ratios:
Net Chargeoffs	14,814	12,166	2,648	22%
Non-performing assets	72,245	57,428	14,817	26%
90 Days or more delinquent loans	2,978	9,224	(6,246)	-68%
Annualized net chargeoffs to average loans	2.32%	1.83%	-	27%
Non-performing assets to total assets	5.51%	4.15%	-	33%
90 Days or more delinquent loans to total loans	0.37%	1.04%	-	-65%
Allowance for loan losses to total loans	1.74%	1.31%	-	33%

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	As of December 31,
	2010	2009	$ Change	% Change
Assets:
Cash and due from banks	$212,300	$166,374	45,926	28%
Interest-bearing deposits	5,661	7,329	(1,668)	-23%
Available-for-sale investment securities, at fair value	27,630	28,275	(645)	-2%
Trading Securities	-	10,749	(10,749)	-100%
Loans held for sale	140,343	122,085	18,258	15%
Loans receivable	812,187	890,951	(78,764)	-9%
Allowance for loan losses	(14,115)	(11,639)	(2,476)	21%
Loans, net	798,072	879,312	(81,240)	-9%
Real estate acquired through foreclosure	21,185	21,630	(445)	-2%
Restricted stock investments, at cost	7,292	7,934	(642)	-8%
Premises and equipment, net	41,068	44,504	(3,436)	-8%
Accrued interest receivable	3,844	4,960	(1,116)	-23%
Income taxes recoverable	600	5,670	(5,070)	-89%
Deferred income taxes - Net of allowance	-	28,214	(28,214)	-100%
Bank owned life insurance	36,188	34,773	1,415	4%
Prepaid expenses and other assets	15,954	22,742	(6,788)	-30%
Total Assets	$1,310,137	$1,384,551	(74,414)	-5%

Liabilities and Stockholders' Equity:
Liabilities:
Deposits	$1,121,888	$1,146,504	(24,616)	-2%
Borrowings	118,287	122,037	(3,750)	-3%
Junior subordinated deferrable interest debentures	52,068	73,724	(21,656)	-29%
Accrued expenses and other liabilities	13,648	15,299	(1,651)	-11%
Total Liabilities	1,305,891	1,357,564	(51,673)	-4%

Stockholders' Equity
Common Stock	902	323	579	179%
Additional paid-in-capital	79,667	56,771	22,896	40%
Retained earnings	(72,710)	(26,621)	(46,089)	173%
Accumulated other comprehensive loss	(3,613)	(3,486)	(127)	4%
Total Stockholders Equity	4,246	26,987	(22,741)	-84%
Total Liabilities and Stockholders' Equity	$1,310,137	$1,384,551	(74,414)	-5%

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)	For the three months		For the years
	ended December 31,		ended December 31,
	2010	2009	2010	2009
Interest Income:
Loans	$13,296	$14,358	$52,827	$56,739
Investments and interest-bearing deposits	450	715	2,395	3,071
Total Interest Income	13,746	15,073	55,222	59,810

Interest Expense:
Deposits	4,869	5,896	20,826	24,873
Borrowings	741	1,503	4,556	7,825
Total Interest Expense	5,610	7,399	25,382	32,698

Net Interest Income Before Provision for Loan Losses	8,136	7,674	29,840	27,112

Provision for Loan Losses	1,000	3,300	17,290	11,660

Net Interest Income After Provision for Loan Losses	7,136	4,374	12,550	15,452

Noninterest Income:
Service fees on deposits	835	1,269	3,944	5,261
ATM Fees	759	772	3,038	3,072
Mortgage banking revenue	4,031	3,356	17,530	16,112
(Loss)/gain on sales of investment securities, net	-	90	54	420
Commissions on sales of nondeposit investment products	115	117	496	540
Income from bank owned life insurance	349	372	1,415	1,377
Income (loss) on trading assets and liabilities	-	799	1,661	3,038
Other than temporary impairment charges on AFS securities	-	(730)	(1,249)	(2,936)
Other	(905)	37	834	1,387
Total Noninterest Income	5,184	6,082	27,723	28,271

Noninterest Expense:
Salaries and employee benefits	5,796	6,788	25,205	26,469
Occupancy	1,410	2,165	8,273	8,974
Furniture, fixtures and equipment	534	645	2,334	2,941
Advertising	213	184	633	915
Data Processing	452	458	1,795	1,880
Professional services	925	1,447	3,074	3,866
Costs of other real estate owned	1,973	1,162	8,366	6,832
FDIC Insurance	874	1,069	3,801	3,480
Other	3,649	3,040	13,551	12,477
Total Noninterest Expense	15,826	16,958	67,032	67,834

Net loss before discontinued operations and income taxes	(3,506)	(6,502)	(26,759)	(24,111)
Income tax expense/(benefit) - continuing operations	29,878	(2,779)	19,130	(10,887)
Net loss from continuing operations	(33,384)	(3,723)	(45,889)	(13,224)
(Loss)/Income from discontinued operations	-	(95)	(200)	(9,060)

Net Loss	$(33,384)	$(3,818)	$(46,089)	$(22,284)

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the three months ended December 31,
	2010		2009
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Assets:
Loans
Commercial Loans and LOC	$72,869	5.20%	$78,300	4.05%
Commercial Construction	58,005	4.03%	99,896	5.22%
Commercial Mortgages	364,361	6.34%	352,818	6.59%
Consumer Residential Construction	32,261	4.02%	47,805	6.75%
Residential Mortgages	142,979	5.14%	160,984	5.48%
Consumer	150,984	4.53%	151,331	4.64%
Total Loans	821,458	5.38%	891,133	5.69%

Loans held for sale	157,749	6.09%	118,044	5.06%
Trading and available for sale securities, at fair value	24,595	4.98%	40,192	6.77%
Interest bearing deposits	48,056	1.51%	52,144	0.27%
Restricted stock investments, at cost	7,230	0.00%	7,934	0.38%

Total earning assets	1,059,087	5.30%	1,109,446	5.37%

Allowance for loan losses	(14,911)		(11,557)
Cash and other non earning assets	300,466		241,956

Total Assets	$1,344,643		$1,339,845

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	7,238	0.68%	7,150	0.72%
Savings deposits	56,782	0.29%	53,539	0.29%
Money market deposits	131,896	0.61%	167,575	0.87%
Time deposits	827,766	2.32%	763,832	2.85%
Total interest bearing deposits	1,023,682	1.95%	992,094	2.36%

Borrowings	170,537	2.39%	196,513	3.03%

Total interest bearing liabilities	1,194,220	2.02%	1,188,608	2.47%

Noninterest bearing demand deposits	106,598		112,748
Other liabilities	4,056		7,434
Stockholders' Equity	39,769		31,055

Total Liabilities and Stockholders' Equity	$1,344,643		$1,339,845

Net Interest Spread		3.26%		2.90%

Net Interest Margin		3.02%		2.72%

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the year ended December 31,
	2010		2009
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$76,738	5.03%	$87,421	5.49%
Commercial Construction	76,663	5.15%	102,097	5.16%
Commercial Mortgages	351,001	6.17%	337,803	6.66%
Consumer Residential Construction	40,650	5.42%	58,498	5.47%
Residential Mortgages	155,438	5.63%	152,280	5.92%
Consumer	152,497	4.66%	151,246	4.47%
Total Loans	852,987	5.56%	889,344	5.79%

Loans held for sale	108,634	4.72%	99,503	5.13%
Trading and available for sale securities, at fair value	27,705	7.23%	48,274	5.95%
Interest bearing deposits	27,912	2.36%	71,963	0.12%
Restricted stock investments, at cost	7,661	0.24%	7,770	0.11%

Total earning assets	1,024,900	5.43%	1,116,854	5.30%

Allowance for loan losses	(13,051)		(11,979)
Cash and other non earning assets	346,743		211,015

Total Assets	$1,358,592		$1,315,890

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	7,405	0.72%	6,784	0.64%
Savings deposits	56,271	0.29%	55,122	0.34%
Money market deposits	140,067	0.63%	163,910	0.84%
Time deposits	823,248	2.46%	713,855	3.45%
Total interest bearing deposits	1,026,991	2.08%	939,671	2.78%

Borrowings	176,786	2.85%	213,011	3.98%

Total interest bearing liabilities	1,203,777	2.19%	1,152,682	3.01%

Noninterest bearing demand deposits	107,119		116,508
Other liabilities	8,863		5,285
Stockholders' Equity	38,834		41,415

Total Liabilities and Stockholders' Equity	$1,358,592		$1,315,890

Net Interest Spread		3.28%		2.52%

Net Interest Margin		2.91%		2.43%